Exhibit 99.2

EXECUTION VERSION

SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE

THIS SENIOR SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY SHALL BE SUBORDINATED TO PERMITTED SENIOR INDEBTEDNESS INCURRED SUBSEQUENT TO THE DATE OF THIS NOTE, IN THE MANNER AND TO THE EXTENT SET FORTH IN THIS NOTE, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY SUCH SUBORDINATION PROVISIONS.

SUBORDINATED SECURED CONVERTIBLE PROMISSORY NOTE
Due March 24, 2020

$11,750,000.00	New York, New York
March 24, 2015

FOR VALUE RECEIVED, the undersigned, LIME ENERGY CO., a Delaware corporation  (the “Company”), hereby promises to pay to the order of BISON CAPITAL PARTNERS IV, L.P., a Delaware limited partnership or its registered assigns (such Person or any registered assigns, the “Holder”), the principal sum of Eleven Million Seven Hundred Fifty Thousand Dollars ($11,750,000.00)  plus all interest thereon and other amounts payable hereunder at the times and on the dates set forth herein.  Except as otherwise stated herein, the principal amount of this Note, the interest thereon and all other amounts due hereunder shall be payable in lawful currency of the United States of America.

This Note is one of the Notes (such other Notes, the “Other Notes”) referred to in that certain Note Purchase Agreement dated as of even date herewith by and among (a) Bison Capital, as “Purchaser,” and Bison Capital, as “Collateral Agent”, on the one hand, and (b) the Company, on the other hand (including all annexes, exhibits and schedules thereto, as from time to time amended, restated, supplemented or otherwise modified, the “Purchase Agreement”).  This Note is subject to the provisions of the Purchase Agreement including the provisions therein with respect to exercising rights and remedies under this Note.  The Holder is entitled to the benefits of this Note and the Purchase Agreement to the extent that it relates to this Note, and may enforce the agreements of the Company contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto, subject to the terms and conditions herein and therein.  Capitalized terms used herein without definition are used herein with the meanings ascribed to such terms in the Purchase Agreement.  This Note is secured as provided herein and in the Security Documents.

1.                                      Definitions.

(a)                                 “Account Debtor” shall mean any Person who is or who may become obligated under, with respect to, or on account of, an Account, Chattel Paper, or a General Intangible.

(b)                                 “Accounts” shall have the meaning assigned to that term in the Security Agreement.

(c)                                  “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Subsection 4(f)(3) below, deemed to be issued) by the Company after the Original Issue Date, other than the Exempted Securities.

(d)                                 “Asset Disposition” shall mean the disposition, whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following:  (i) any of the Equity Securities of the Company’s Subsidiaries or (ii) any or all of the assets of the Company’s Subsidiaries other than sales of Inventory or Equipment in the Ordinary Course of Business consistent with prudent business practice.

(e)                                  “Capital Expenditures” shall mean, for any period and with respect to any Person, without duplication, the sum of (i) all expenditures during such period by such Person that would be classified as capital expenditures in accordance with GAAP or are made in property that is the subject of a synthetic, off-balance sheet or Tax retention lease to which such Person is a lessee, and (ii) the entire principal amount of any Indebtedness assumed or incurred in connection with any such expenditures, excluding any such expenditure made (A) to restore, replace or rebuild property to the condition of such property immediately prior to any damage, loss, destruction or condemnation of such property, to the extent such expenditure is otherwise not prohibited under this Note and is made with insurance proceeds or condemnation awards relating to any such damage, loss, destruction or condemnation or (B) with proceeds from the sale or exchange of property to the extent utilized to purchase functionally equivalent property or equipment.

(f)                                   “Capital Lease” shall mean a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

(g)                                  “Cash Equivalents” shall mean: (i) marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition and at all times thereafter, having the highest rating obtainable from either Standard & Poor’s rating service (“S&P”) or Moody’s Investors Service, Inc. (“Moody’s”), (iii) commercial paper maturing no more than two hundred seventy (270) days from the date of acquisition thereof and, at the time of acquisition and at all times thereafter, having a rating of A-1 or P-1, or better, from S&P or Moody’s, and (iv) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of acquisition thereof that are either (A) issued by any bank organized under the laws of the United States or any state thereof which bank has a rating of A or A2, or better, from S&P or Moody’s, or (B) in an amount less than or equal to One Hundred Thousand Dollars ($100,000) in the aggregate if issued by any other bank insured by the Federal Deposit Insurance Corporation.

(h)                                 “Chattel Paper” shall have the meaning assigned to that term in the Security Agreement.

(i)                                     “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company.

(j)                                    “Consolidated Adjusted EBITDA” shall mean, for any period, EBITDA; provided, that:  (1) the following shall be excluded from Consolidated Net Income for purposes of calculating Consolidated Adjusted EBITDA:  (i) gains on the sale of assets, (ii) other pre-tax extraordinary or non-recurring gains, (iii) non-cash stock compensation expense, (iv) any non-cash adjustments resulting from the accounting for any embedded derivatives contained in the Notes or arising from the issuance of Conversion Shares as may be required by FASB Statement No. 133 or EITF Issue No. 00-19, (v) costs related to restatement activities, (vi) costs of defense of stockholder lawsuits and costs of defense of and any fines, judgments, settlement amounts or penalties in connection with the SEC Matter; provided, that, any such amounts incurred after the Original Issue Date in excess of Five Million Dollars ($5,000,000), in the aggregate will be included in Consolidated Adjusted EBITDA, (vii) out-of-pocket fees and expenses incurred by Credit Parties in connection with the Transaction and the Enerpath Acquisition incurred prior to the date that is six months after the Closing Date, and (viii) non-recurring costs of integration of operations following the Enerpath Acquisition to the extent incurred prior to the date that is six months after the Closing Date; (2) the Consolidated Adjusted EBITDA of any Person or business disposed of by any Credit Party during such period shall be excluded for such period (the consummation of such disposition and the repayment of any Indebtedness in connection therewith shall be assumed to have occurred on the day prior to the first day of such period); (3) the Consolidated Adjusted EBITDA of any Person or business acquired by a Credit Party during such period shall be included for such period (the consummation of such acquisition shall be assumed to have occurred on the day prior to the first day of such period); (4) Consolidated Adjusted EBITDA shall not include any income of a Person that is not consolidated with the Company or that cannot be distributed to the Company due to any Contractual Obligation or Requirement of Law; (5) all amounts included in or excluded from this definition shall be calculated in accordance with GAAP.    Except for severance and termination expenses related to integration of operations following the Enerpath Acquisition, personnel costs of any persons who performed services for any Credit Party prior to the Closing Date will not be considered non-recurring costs of integration.

(k)                                 “Consolidated Net Income” shall mean, of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided, that in calculating Consolidated Net Income of any Credit Party and its Subsidiaries for any Period, there shall be excluded (i) the income (or deficit) of any Person (other than a Subsidiary of such Credit Party) in which any Credit Party or any of its Subsidiaries has an ownership interest, except to the extent that any such income is actually received by such Credit Party or such Subsidiary in the form of dividends or similar distributions, and (ii) the undistributed earnings of any Subsidiary of any Credit Party to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation or Requirement of Law applicable to such Subsidiary.

(l)                                     “Conversion Effective Date” means the date any conversion pursuant to this Note is effected.

(m)                             “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(n)                                 “Conversion Price” is initially equal to $[•](1).  The Conversion Price is subject to adjustment as provided pursuant to the terms of this Note.

(o)                                 “Default” shall mean an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

(1)  NTD:  20% premium to the 30-day volume weighted average trading price prior to Closing.

(p)                                 “EBITDA” shall mean, for any period, Consolidated Net Income for such period plus without duplication and to the extent deducted in determining Consolidated Net Income for such period, the sum of the following, each calculated for such period: (A) interest expense, (B) income tax expense net of tax refunds, and (C) all amounts attributable to depreciation and amortization expense.

(q)                                 “Exempted Securities” shall mean (i) shares of Common Stock issued as a dividend or distribution on Preferred Stock; (ii) shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Subsections 4(g), 4(h) or 4(i); (iii) shares of Common Stock, Options or Convertible Securities issued to employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to a plan, agreement or arrangement duly approved by the Board of Directors or a committee thereof; (iv) shares of Common Stock or Convertible Securities actually issued upon the exercise of Options or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided such issuance is pursuant to the terms of such Option or Convertible Security; (v) shares of Common Stock, Options or Convertible Securities issued pursuant to the acquisition of another corporation by the Company by merger, purchase of substantially all of the assets or other reorganization or to a joint venture agreement (or other strategic business relationship), the primary purpose of which, in the reasonable judgment of the Board of Directors, is not to raise additional capital; (vi) Options or Convertible Securities issued to lenders in connection with indebtedness for or in respect of money borrowed not in excess of 150,000 Shares, provided that such issuances are approved by the Board of Directors, (vii) shares of Common Stock or Convertible Securities issued to the Purchaser named in the Preferred Purchase Agreement or its Affiliates in accordance with the terms of the Preferred Purchase Agreement (or any shares issued upon the conversion of such Convertible Securities) or (viii) shares of Common Stock or Convertible Securities issued to the Purchaser named in the Purchase Agreement or its Affiliates in accordance with the terms of the Purchase Agreement (or any shares issued upon the conversion of such Convertible Securities).

(r)                                    “Fundamental Transaction” shall mean each of the following events, unless the Holder elects otherwise by written notice sent to the Company at least five (5) days prior to the effective date of any such event (or in the case of a Change of Control Transaction, within thirty (30) days after public announcement of the facts giving rise to the Change of Control Transaction, which thirty (30) day period may be waived by the Holder):  (i) a merger or consolidation in which (A) the Company is a constituent party or (B) a Subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a Subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of (1) the surviving or resulting corporation or (2) if the surviving or resulting corporation is a wholly owned Subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; (ii) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any Subsidiary of the Company of all or substantially all the assets of the Company and its Subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more Subsidiaries of the Company if substantially all of the assets of the Company and its Subsidiaries taken as a whole are held by such Subsidiary or Subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned Subsidiary of the Company; or (iii) a Change of Control Transaction.

(s)                                   “General Intangibles” shall have the meaning assigned to that term in the Security Agreement.

(t)                                    “Interest Rate” shall mean the Scheduled Cash Interest Rate or the Scheduled Accrued Interest Rate, as applicable.

(u)                                 “Maximum Share Amount” shall mean the maximum number of shares of Common Stock which the Company can issue pursuant to any rule or regulation of The NASDAQ Stock Market (or any other trading market on which the Common Stock trades), subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Original Issue Date.

(v)                                 “Option” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

(w)                               “Ordinary Course of Business” shall mean, with respect to an action taken by a Person, that such action (i) is consistent in nature, scope and magnitude with the practices of such Person during the period immediately prior to the Original Issue Date and is taken in the ordinary course of the normal, day-to-day operations of such Person; and (ii) is similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of the normal, day-to-day operations of other Persons that are in the same line of business as such Person.  No violation of Requirements of Law or Contractual Obligations shall be deemed in the Ordinary Course of Business.

(x)                                 “Original Issue Date” shall mean the date on which the Note was initially issued.

(y)                                 “Permitted Disposition” shall mean any (i) sale or other disposition by the Company or any of its Subsidiaries of any Equipment that is obsolete or worn out in the Ordinary Course of Business, (ii) sale by the Company or any of its Subsidiaries of Inventory to buyers in the Ordinary Course of Business, (iii) licensing by the Company or any of its Subsidiaries, on a non-exclusive basis, of Proprietary Rights in the Ordinary Course of Business or (iv) sales or other dispositions between or among Credit Parties, provided that (x) all such assets remain pledged as collateral under the Security Agreement, (y) the Credit Party taking possession of such assets is organized under the laws of a state of the United States and (z) such assets will be located in the United States following any such disposition.

(z)                                  “Permitted Indebtedness” shall mean (i) Permitted Senior Indebtedness, (ii) Indebtedness between or among Credit Parties, provided that (x) such Indebtedness is unsecured and subordinated to the Notes pursuant to a subordination agreement in form and substance reasonably satisfactory to the Holder, (y) all rights of the creditor under such Indebtedness are pledged as collateral under the Security Agreement, and (z) the debtor is organized under the laws of a state of the United States and all or substantially all of its assets are located in the United States, (iii) the Obligations, (iv) Indebtedness set forth on Schedule 5.11 and extensions, renewals and replacements thereof that do not increase the principal amounts thereof, (v) unsecured Indebtedness on credit cards in an aggregate principal amount not exceeding Four Hundred Fifty Thousand Dollars ($450,000) at any time outstanding, (vi) Indebtedness that is unsecured and subordinated to the Obligations on terms acceptable to the Required Holders, (vii) Indebtedness secured by liens described in clauses (v), (vi) and (vii) of the definition of “Permitted Liens.”

(aa)                          “Permitted Investments” shall mean (i) investments in Cash Equivalents, (ii) investments in negotiable instruments for collection, (iii) advances made in connection with purchases of goods or services in the Ordinary Course of Business, (iv) investments by the Company and its Subsidiaries  permitted under Subsections 8(k)—8(o); provided, that if any such investment is in the form of Permitted Indebtedness incurred by a Credit Party, then prior to the incurrence thereof such Permitted Indebtedness (other than Permitted Senior Indebtedness) investment shall be subordinated in right of payment to the prior payment in full of the Obligations in a manner satisfactory to the Holder, in its sole discretion.

(bb)                          “Permitted Liens” shall mean (i) Liens granted to a lender pursuant to any Permitted Senior Indebtedness; (ii) Liens held by Collateral Agent for the benefit of the Holders securing the Obligations; (iii) Liens for unpaid Taxes that either (A) are not yet delinquent, or (B) do not constitute an Event of Default hereunder; (iv) Liens for sums not yet delinquent, arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the Ordinary Course of Business and not in connection with the borrowing of money; (v) Liens arising from deposits made in connection with obtaining worker’s compensation or other unemployment insurance; (vi) Liens or deposits to secure performance of bids, tenders, or leases incurred in the Ordinary Course of Business in the aggregate not to exceed Seven Hundred Thousand Dollars ($700,000) at any time outstanding and not in connection with the borrowing of money; (vii) Liens granted as security for surety or appeal bonds in connection with obtaining such bonds in the Ordinary Course of Business, in the aggregate not to exceed One Million Dollars ($1,000,000) at any time outstanding; (viii) with respect to any real property that is not part of the Collateral, easements, rights of way, and zoning restrictions that do not materially interfere with or impair the use or operation thereof; and (ix) Liens that are replacements of Permitted Liens to the extent that (A) the replacement Liens only encumber those assets that secured the refinanced, renewed, or extended Permitted Indebtedness, (B) the amount of the Indebtedness or other obligations secured thereby is not greater than the amount of the original Indebtedness, and (C) the Person granting the replacement Lien is the same Person that granted the Lien being replaced.

(cc)                            “Permitted Senior Amount” shall mean an amount of Indebtedness equal to the Consolidated Adjusted EBITDA for the Company and its Subsidiaries, taken as a whole, for the four fiscal quarter period most recently ended at the time such Indebtedness is incurred; provided, that, notwithstanding the foregoing, the Permitted Senior Amount shall never be less than Eight Million Dollars ($8,000,000) nor greater than Fifteen Million Dollars ($15,000,000).

(dd)                          “Permitted Senior Indebtedness” shall mean senior secured Indebtedness in an aggregate amount not to exceed the Permitted Senior Amount at the time such Indebtedness is incurred; provided, that, Indebtedness between or among Credit Parties shall not be Permitted Senior Indebtedness.

(ee)                            “Preferred Purchase Agreement” shall mean the Securities Purchase Agreement, dated as of December 23, 2014, between the Company and Bison Capital Partners IV, L.P., as the same may be amended from time to time.

(ff)                              “Preferred Redemption” means the right of the Company to require a redemption pursuant to Section 7.1 of the Certificate of Designation of the Company, dated December 23, 2014 (the “Certificate of Designation”).

(gg)                            “Redemption Date” shall mean the effective date of redemption pursuant to Section 6.

(hh)                          “Redemption Price” shall mean the outstanding principal amount of the Note at the time of redemption, plus any accrued and unpaid interest at the Scheduled Cash Interest Rate, plus any accrued and unpaid Default Interest and Penalty Interest, plus any unpaid Costs.

(ii)                                  “Restricted Payment” shall mean (i) any dividend or declaration thereof or other payment or distribution on account of any Equity Securities of the Company or its Subsidiaries (including, without limitation, any payment in connection with any merger or consolidation involving the

Company or its Subsidiaries) or to the direct or indirect holders of the Equity Securities of the Company or its Subsidiaries in any capacity (whether as a member, stockholder, manager, advisor or otherwise) other than (x) dividends or other distributions to the Company from a Subsidiary of the Company so long as there is no Default or an Event of Default at the time of such payment or distribution or that would result from such payment or distribution, (y) dividends paid on the Preferred Stock and (z) dividends accrued, but not paid, on any Equity Securities of the Company or its Subsidiaries;  (ii) any payment on, or with respect to, assets set aside for a sinking or other analogous fund for the purchase, redemption, acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving the Company of its Subsidiaries) of any Equity Securities of the Company or its Subsidiaries or any direct or indirect parent of the Company except as contemplated by the Transaction Documents; and (iii) any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a “Derivatives Counterparty”) obligating the Company or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in the value of any such security.

(jj)                                “SEC Liability Discharge Issuance” shall mean any issuance of Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Subsection 4(f)(3)) (i) the proceeds of which are used to discharge any portion of the SEC Liability Excess, (ii) the proceeds of which are used to discharge any Indebtedness that was incurred to discharge any portion of the SEC Liability Excess, or (iii) that is completed within six (6) months after either (A) any payment is made by the Company to discharge any portion of the SEC Liability Excess or (B) any Indebtedness was incurred by the Company to discharge any portion of the SEC Liability Excess; provided that, an issuance of Additional Shares of Common Stock satisfying clause (iii) above shall not be deemed an SEC Liability Discharge Issuance if all of the proceeds from such issuance (after paying customary expenses for such issuance) are disclosed in the offering materials for such issuance as being for the purpose of acquiring another identified corporation or business by merger, purchase of equity, purchase of substantially all of the assets of such corporation or business or other reorganization, exclusive license agreement or joint venture agreement (or other agreement constituting a strategic business relationship), and such proceeds are in fact used for such disclosed purposes.

(kk)                          “SEC Liability Excess” shall mean any and all fines, judgments, settlement amounts or penalties imposed by the SEC on the Company in connection with the SEC Matter plus any costs and expenses incurred or paid after the Original Issue Date in connection with the SEC Matter (including attorney’s fees and any indemnification costs incurred after such date), minus any amount that an insurance carrier has paid or agreed to pay, in excess of the SEC Liability Coverage (as defined in that certain letter agreement, dated as of December 23, 2014, by and between the Company and the Purchaser named in the Preferred Purchase Agreement); provided that if an insurance carrier shall ultimately not pay an amount that was deducted for the purposes of calculating the SEC Liability Excess, such amount shall be added back to such calculation.

(ll)                                  “SEC Matter” shall mean the U.S. Securities and Exchange Commission investigation of the Company’s revenue recognition practices and financial reporting.

(mm)                  “Securities Account” shall mean a “securities account” as that term is defined in the Uniform Commercial Code.

(nn)                          “Shares” means the shares of Common Stock underlying this Note.

(oo)                          “Trading Day” shall mean any day on which the Common Stock is traded on the NASDAQ Stock Market, or, if The NASDAQ Stock Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common

Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 3.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

2.                                      Interest.

(a)                                 Regular interest (“Interest”) shall accrue on the principal amount of this Note at a per annum rate equal to either (i) eight percent (8.0%) (the “Scheduled Cash Interest Rate”) or (ii) ten percent (10.0%) (the “Scheduled Accrued Interest Rate”).  For each Interest Payment Date (as defined below), the Company may elect either the Scheduled Cash Interest Rate or the Accrued Interest Rate in accordance with the terms of this Note.  Such election shall be made by written notice from the Company to the Holder no later than five (5) Business Days prior to the applicable Interest Payment Date.  Such election shall be for all Notes and for all Interest payable on the Interest Payment Date.  The notice shall set forth the amount of interest due on the Interest Payment Date and the new principal amount of this Note immediately following the Interest Payment Date.  In the event no such notice is given, the Scheduled Accrued Interest Rate shall apply.

(b)                                 Interest payable at the Scheduled Cash Interest Rate shall be due and payable in arrears semi-annually on each March 24 or September 24 (each such scheduled dated for interest payment, an “Interest Payment Date”) (or if such day is not a Business Day, then the Business Day that immediately precedes such day), beginning on September 24, 2015, and shall be paid in immediately available funds to an account or accounts designated by the Holder.  Interest payable at the Scheduled Accrued Interest Rate shall be added to the outstanding principal amount under this Note on the Interest Payment Date and shall (from and after the date added to the outstanding principal) accrue interest in the same manner as the outstanding principal under this Note.

(c)                                  Upon the Maturity Date, accrued and unpaid Interest on outstanding principal amount of this Note, computed at the Scheduled Cash Interest Rate, shall be due and payable pursuant to Section 3.  Upon the exercise by the Holder of the Conversion Right, accrued and unpaid Interest on outstanding principal amount so converted through the Conversion Effective Date, computed at the Scheduled Cash Interest Rate, shall be due and payable pursuant to Section 4(d)(2).  Upon any Redemption of this Note, accrued and unpaid Interest on outstanding principal amount so redeemed, computed at the Scheduled Cash Interest Rate, shall be due and payable pursuant to Section 6(e).  For the avoidance of doubt, the Company may be further responsible for Default Interest, Penalty Interest and Costs upon any of the events above, all of which will be due and payable and to the extent unpaid, the Company’s obligation to pay such amounts will survive the Company’s discharge of principal and Interest due under this Note.

(d)                                 Interest payable on this Note shall accrue from and including the Original Issue Date and until the earlier to occur of (i) the Conversion Effective Date (as defined below) and (ii)  repayment of the principal and payment of all accrued interest, premium or other amounts, if any, in full (including the date of repayment).   All interest payable under this Note shall accrue on a quarterly basis and be computed on the basis of a 360 day year of twelve 30 day months.

3.                                      Repayment of Principal.  All payments of principal under this Note, plus any accrued but unpaid interest thereon (including Interest, Default Interest and Penalty Interest), plus any unpaid Costs, shall be due and payable in immediately available funds on the fifth (5th) anniversary of the Original Issue Date (the “Maturity Date”), unless this Note has been earlier converted as described below.  If the Company is unable to make all such payments set forth in the preceding sentence to the Holder and the holders of the Other Notes on the Maturity Date, then the Company shall pay a pro rata amount to each holder of the Notes (including the Holder) based on the principal amount of the respective Notes outstanding; provided, that, the foregoing shall in no event limit any other rights and remedies available to Holder under this Note in connection with the Company’s failure to make such payments on the Maturity Date. The Company may not prepay this Note.

4.                                      Conversion.

(a)                                 Generally.  The Holder shall have the right at any time and from time to time, after the earlier to occur of (i) the third (3rd) anniversary of the Original Issue Date or (ii) a Fundamental Transaction, to convert all or any portion of the principal amount of the Note then outstanding, plus all accrued but unpaid interest thereon (other than interest previously added to the principal amount in accordance with Subsection 2(b)), into shares of Common Stock at the Conversion Price in effect at the time of conversion (the “Conversion Right”).

(b)                                 Termination of Conversion Right.  In the event of a notice of redemption of this Note pursuant to Section 6, the Holder’s Conversion Right shall terminate at the close of business on the last full day preceding the Redemption Date, unless the Redemption Price is not fully paid on such Redemption Date, in which case the Conversion Right for any remaining principal amount of this Note shall continue until such price is paid in full.  In the event of a liquidation, dissolution or winding up of the Company or a Fundamental Transaction, the Conversion Right shall terminate at the close of business on the day that is three (3) days preceding the earlier of (i) the closing of any transaction that falls within the definition of “Fundamental Transaction,” or (ii) the date fixed for the payment, or determination of any amounts distributable or payable on such event to the Holder.

(c)                                  Fractional Shares.  No fractional shares of Common Stock shall be issued upon any conversion of the Note.  In lieu of any fractional shares to which the Holder would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors.  Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the outstanding principal amount of the Note at the time of conversion into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

(d)                                 Mechanics of Conversion.

(1)                                 The Holder shall exercise the Conversion Right by delivering a written  notice of conversion to the Company (the “Notice of Conversion”), which notice shall specify the principal amount to be converted and the Conversion Effective Date, and may specify that the effectiveness of the exercise of the Conversion Right is contingent upon the consummation of a transaction or occurrence meeting conditions specified by the Holder (such as timing and consideration payable to holders of Common Stock), in which case the Conversion Effective Date shall be deemed to be the date of the consummation of such event.

(2)                                 Within two (2) Business Days after the Conversion Effective Date, the Company shall cause to be issued in the name of and delivered to the Holder a certificate or certificates for the number of Shares to which the Holder is entitled upon exercise of the Conversion Right.  In addition, in the event the Holder converts all of the then outstanding principal amount of the Note, then the Company shall, within two (2) Business Days after the Conversion Effective Date, pay to the Holder in immediately available funds all accrued and unpaid interest (including Interest, Default Interest and Penalty Interest) on the principal amount to be converted, at the Scheduled Cash Interest Rate, plus any unpaid Costs, in immediately available funds and the Holder shall deliver to the Company the original Note, marked cancelled.

(3)                                 Reservation of Shares.  The Company shall at all times when the Note shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the Conversion Right, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of the then outstanding principal amount of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the Conversion Right of the then outstanding principal amount of the Note, the Company shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in reasonable efforts to obtain the requisite stockholder approval of any necessary amendment to the Certificate of Incorporation of the Company.  Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value of the shares of Common Stock issuable upon conversion of the Note, the Company will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

(4)                                 Taxes.  The Company shall pay any and all issue and other similar taxes that may be payable in respect of any issuance or delivery of shares of Common Stock upon exercise of the Conversion Right.  The Company shall not, however, be required to pay any tax which may be payable (i) by the Holder as a result of the exercise of its Conversion Right or (ii) in respect of any transfer involved in the issuance and delivery of shares of Common Stock in a name other than that in which the Note so converted was registered, and no such issuance or delivery shall be made unless and until the Person or entity requesting such issuance has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid.

(e)                                  Issuance Limitations. The total number of shares of Common Stock issued or issuable under all Notes shall not exceed the Maximum Share Amount, subject to equitable adjustments from time to time for stock splits, stock dividends, combinations, capital reorganizations and similar events relating to the Common Stock occurring after the Original Issue Date.  Notwithstanding any other provision hereof, no shares of Common Stock in excess of the Holder’s pro rata share (based on the original principal amount of this Note divided by the aggregate original principal amount of all Notes) of 19.99% of the Company’s outstanding Common Stock, shall be issued by the Company hereunder until after the requisite stockholder approval is obtained as contemplated by Section 8.1 of the Purchase Agreement.

(f)                                   Adjustments to Conversion Price for Dilutive Issuances.

(1)                                 Adjustment Upon Issuance of Additional Shares of Common Stock to Discharge any SEC Liability Excess.  If at any time while all or any portion of the Note is outstanding, the Company or any of its Subsidiaries shall effect an SEC Liability Discharge Issuance without consideration or for a consideration per share less than the Conversion Price in effect immediately prior to such SEC Liability Discharge Issuance (such price, the “Base Conversion Price”), then the Conversion Price shall be reduced to equal the Base Conversion Price. Such adjustment shall be made upon each SEC Liability Discharge Issuance.

(2)                                 Adjustment Upon Subsequent Equity Issuances.  This Subsection 4(f)(2) shall not apply to SEC Liability Discharge Issuances, which are instead subject to Subsection 4(f)(1).  If at any time while all or any portion of the Note is outstanding, the Company or any of its Subsidiaries sells or grants any option to purchase or sells or grants any right to reprice, otherwise disposes of or issues

(or announces any sale, grant or any option to purchase or other disposition) Common Stock, Convertible Securities or Options, other than, in each case, Exempted Securities, entitling any Person to acquire shares of Common Stock at an effective price per share that is lower than the Conversion Price in effect immediately prior to such issue (such issuances, collectively, a “Subsequent Equity Issuance” and, together with an SEC Liability Discharge Issuance, a “Dilutive Issuance”), then the Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-hundredth of a cent) determined in accordance with the following formula:

CP2 = CP1*  (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

A.                                    “CP2” shall mean the Conversion Price in effect immediately after such issue of Additional Shares of Common Stock

B.                                    “CP1” shall mean the Conversion Price in effect immediately prior to such issue of Additional Shares of Common Stock;

C.                                    “A” shall mean the number of shares of Common Stock outstanding immediately prior to such Subsequent Equity Issuance (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such Subsequent Equity Issuance or upon conversion or exchange of Convertible Securities (including the Note) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such Subsequent Equity Issuance);

D.                                    “B” shall mean the number of shares of Common Stock that would have been issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by CP1); and

E.                                     “C” shall mean the number of such Additional Shares of Common Stock issued in such Subsequent Equity Issuance.

(3)                                 Deemed Issue of Additional Shares of Common Stock.

A.                                    If the Company at any time or from time to time after the Original Issue Date shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

B.                                    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price pursuant to the terms of Subsection 4(f)(2), are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-

dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Company upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price computed upon the original issue of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price as would have obtained had such revised terms been in effect upon the original date of issuance of such Option or Convertible Security.  Notwithstanding the foregoing, no readjustment pursuant to this clause (B) shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (1) the Conversion Price in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

C.                                    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities which are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4(f)(2) (either because the consideration per share (determined pursuant to Subsection 4(f)(4)) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price then in effect, or because such Option or Convertible Security was issued before the Original Issue Date), are revised after the Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Company upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Subsection 4(f)(3)A) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

D.                                    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) which resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price pursuant to the terms of Subsection 4(f)(2), the Conversion Price shall be readjusted to such Conversion Price as would have been obtained had such Option or Convertible Security (or portion thereof) never been issued.

E.                                     If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price provided for in this Subsection 4(f)(3) shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in clauses (B) and (C) of this Subsection 4(f)(3)).  If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Company upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to the Conversion Price that would result under the terms of this Subsection 4(f)(3) at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to the Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

(4)                                 Notice of Dilutive Issuances.  The Company shall notify the Holder in writing, no later than three (3) Trading Days following the issuance of any Additional Shares of Common Stock subject to this Subsection 4(f), indicating therein the applicable consideration received by the Company, including the issuance price, or applicable reset price, exchange price, Conversion Price and other pricing terms (such notice, the “Dilutive Issuance Notice”).  For purposes of clarification, whether or not the Company provides a Dilutive Issuance Notice pursuant to this Subsection 4(f)(4), upon the occurrence of any Dilutive Issuance, the Holder is entitled to receive a number of conversion shares based upon the Base Conversion Price or the price determined in accordance with Subsection 4(f)(2), as applicable, on or after the date of such Dilutive Issuance, regardless of whether the Holder accurately refers to the Base Conversion Price or price determined in accordance Subsection 4(f)(2), in the Notice of Conversion.

(5)                                 Determination of Consideration.  For purposes of this Subsection 4(f), the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

A.                                    Cash and Property:  Such consideration shall:

(i)                                     insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest;

(ii)                                  insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

(iii)                               in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board of Directors.

B.                                    Options and Convertible Securities.  The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Subsection 4(f)(3), relating to Options and Convertible Securities, shall be determined by dividing:

(i)                                     The total amount, if any, received or receivable by the Company as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)                                  the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number but subject to any limitations set forth therein), issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of

Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

(6)                                 Multiple Closing Dates.  In the event the Company shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of Subsection 4(f)(2), then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period).

(g)                                  Adjustment for Stock Splits and Combinations.  If the Company shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding Common Stock, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding.  If the Company shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock, the Conversion Price in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding.  Any adjustment under this subsection shall become effective at the close of business on the date the subdivision or combination becomes effective.

(h)                                 Adjustment for Certain Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1)                                 the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(2)                                 the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this subsection as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the Holder simultaneously receives a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if the entire principal amount of the Note had been converted into Common Stock on the date of such event.

(i)                                     Adjustments for Other Dividends and Distributions.  In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock) or in other property and the provisions of Subsection 4(h) do not apply to such dividend or distribution, then and in each such event the Holder shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities or other property in an amount equal to the amount of such securities or other property as they would have received if the entire principal amount of the Note had been converted into Common Stock on the date of such event.

(j)                                    Adjustment for Merger or Reorganization, etc.  If there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by Subsections 4(g), 4(h) and 4(i)), then, following any such reorganization, recapitalization, reclassification, consolidation or merger, the Note shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Company issuable upon conversion of the Note immediately prior to such reorganization, recapitalization, reclassification, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Subsection 4(j) with respect to the rights and interests thereafter of the Holder, to the end that the provisions set forth in this Subsection 4(j) (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the Note.

(k)                                 Certificate as to Adjustments.  Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Section 4, the Company at its expense shall, as promptly as reasonably practicable but in any event not later than twenty (20) days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to the Holder a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which the Note is convertible) and showing in detail the facts upon which such adjustment or readjustment is based.  The Company shall, as promptly as reasonably practicable after the written request at any time of the Holder (but in any event not later than twenty (20) days thereafter), furnish or cause to be furnished to the Holder a certificate setting forth (i) the Conversion Price then in effect, and (ii) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of the Note.

(l)                                     Notice of Record Date.  In the event:

(1)                                 the Company shall take a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Note) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(2)                                 of any capital reorganization of the Company, any reclassification of the Common Stock of the Company, or any Fundamental Transaction; or

(3)                                 of the voluntary or involuntary dissolution, liquidation or winding-up of the Company,

then, and in each such case, the Company will send or cause to be sent to the Holder a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Note) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Note and the Common Stock.  Such notice shall be sent at least ten (10) days prior to the record date or effective date for the event specified in such notice.

5.                                      Default.

(a)                                 Each of the following events shall constitute an “Event of Default”:

(1)                                 If any Credit Party fails to pay when due and payable or when declared due and payable all or any portion of the Obligations excluding principal and interest (including any interest which, but for the provisions of applicable law, would have accrued on such amounts), fees and charges due Collateral Agent or the Holder, reimbursement of the fees and expenses of the Holder, or other amounts constituting Obligations, and such failure remains unremedied for fifteen (15) Business Days or more;

(2)                                 If any Credit Party fails to pay when due and payable or when declared due and payable the principal and interest portion (except to the extent accrued in accordance with Section 2(b)) of the Obligations and such failure remains unremedied for five (5) Business Days;

(3)                                 If any Credit Party fails to perform, keep, or observe, in any material respect, any term, provision, condition, covenant, or agreement contained in, or if there is a “default” or “event of default” under, this Note or any of the other Loan Documents, and such failure remains unremedied for thirty (30) days or more or, in the case of any non-financial covenants, thirty (30) days or more after written notice of the breach;

(4)                                 If any material portion of any Credit Party’s assets is attached, seized, subjected to a writ or distress warrant, levied upon, or by reason of an act or omission to act by any Credit Party comes into the possession of any third Person, and such assets are not released within thirty (30) days thereafter;

(5)                                 If (i) any Credit Party commences any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or any Credit Party makes a general assignment for the benefit of its creditors; or (ii) there is commenced against any Credit Party any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days; or (iii) there is commenced against any Credit Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (iv) any Credit Party takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) any Credit Party generally does not, or is unable to, or admits in writing its inability to, pay its debts as they become due;

(6)                                 If any Credit Party is enjoined, restrained, or in any way prevented by court order or other Requirement of Law from continuing to conduct all or any material part of its business affairs to the extent such continuation would be material to the business of the Company as a whole;

(7)                                 If a notice of Lien, levy, or assessment is filed of record with respect to a material portion of any Credit Party’s assets by Governmental Authorities, or if any Taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon the any Credit Party’s assets and the same is not paid within thirty (30) days;

(8)                                 If a judgment or other claim (other than the SEC Matter) (i) is entered into against any Credit Party in an amount in excess of Two Million Five Hundred Thousand Dollars ($2,500,000) or (ii) becomes a Lien or encumbrance upon any material portion of any Credit Party’s properties or assets and, in each case, the same is not discharged or stayed within thirty (30) days;

(9)                                 If any Credit Party makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations in violation of the subordination provisions applicable thereto;

(10)                          If there is a default by any Credit Party under (a) any material agreement to which any Credit Party is a party, or (b) other Indebtedness with an aggregate principal amount in excess of Five Hundred Thousand Dollars ($500,000), or any agreement referenced therein or related thereto and, in the case of both clauses (a) and clause (b), such default (i) occurs at the final maturity of the obligations thereunder or (ii) results in a right by the other party thereto, irrespective of whether exercised, to accelerate the maturity of any Credit Party’s obligations thereunder, to terminate such agreement, or to refuse to renew such agreement pursuant to an automatic renewal right therein;

(11)                          If any material misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or record made or deemed made to the Holder or Collateral Agent by any Credit Party other than, in the case of statements relating to a specific date, owing to changes in circumstances that render inaccurate such statements that were accurate and correct in all material respects as of such date;

(12)                          If any Loan Document that purports to create a Lien, for any reason, fails or ceases to create, except to the extent permitted by the terms hereof or thereof, a valid and perfected Lien on and security interest in any or all of the Collateral covered hereby or thereby;

(13)                          If any provision of any Loan Document at any time for any reason is declared to be null and void, or the validity or enforceability thereof is contested by any Credit Party, or a proceeding is commenced by any Credit Party, or by any Governmental Authority having jurisdiction over any Credit Party, seeking to establish the invalidity or unenforceability thereof, or any Credit Party denies that such Credit Party has any liability or obligation purported to be created under any Loan Document;

(14)                          If (i) any Termination Event occurs that, when taken together with all other Termination Events that have occurred, could result in a liability to any Credit Party in excess of

Two Million Five Hundred Thousand Dollars ($2,500,000); (ii) any Credit Party has committed a failure described in Section 302(0(1) of ERISA and the amount determined under Section 302(0(3) of ERISA is at least Two Million Five Hundred Thousand Dollars ($2,500,000); (iii) any failure to make full payment (including all required installments) when due of all amounts that, under the provisions of any Benefit Plan or Applicable Law, any Credit Party  is required to pay as contributions thereto, which would result in a liability to any Credit Party in excess of Two Million Five Hundred Thousand Dollars ($2,500,000); or (iv) any Credit Party  has incurred any accumulated funding deficiency (within the meaning of Section 412 of the Code or Section 302 of ERISA) in excess of Two Million Five Hundred Thousand Dollars ($2,500,000), whether or not waived, with respect to any Benefit Plan;

(15)                          If any Credit Party defaults under a lease obligation in excess of Five Hundred Thousand Dollars ($500,000), in the aggregate, such that the landlord under such lease is entitled to place a Lien on any of the Collateral;

(16)                          If a Material Adverse Change occurs; or

(17)                          If the Company fails for any reason to timely call or hold a meeting of the Board of Directors or to obtain Board of Directors or stockholder approval when required under the Loan Documents.

Upon the occurrence of an Event of Default with respect to this Note, the Company shall within two (2) Business Days deliver written notice thereof (an “Event of Default Notice”) to the Holder.

(b)                                 Default Interest.

(1)                                 In addition to the interest payable at the applicable Interest Rate, but subject to applicable law (and in addition to the rights and remedies available to the Holder under any other Transaction Document or applicable law):  (i) any overdue payment of principal or overdue interest payment on this Note shall bear interest for each day from the date payment thereof was due through and including the date of actual payment, at a rate (the “Default Rate”) equal to the Scheduled Cash Interest Rate or the Scheduled Accrued Interest Rate, as applicable, plus two percent (2%) per annum; (ii) any interest payable on demand during the continuance of a Default or Event of Default shall bear interest for each day from the occurrence of such Default or Event of Default through (and including) the date of actual payment thereof, at a rate equal to the Default Rate; and (iii) upon and during the occurrence of any Default or Event of Default, this Note shall bear interest, from the date of the occurrence of such Default or Event of Default until such Default or Event of Default is cured or waived at a rate equal to the Default Rate (all such additional amounts of interest described in this Section 5(a), the “Default Interest”).  Subject to applicable law, any interest that accrues on overdue interest on this Note as provided in the preceding sentence and that has not been paid in full in immediately available funds on or before the next date that interest is due under this Note shall itself be deemed to be overdue interest on this Note to which the preceding sentence shall apply.

(2)                                 Default Interest shall be payable on demand by the Holder in immediately available funds to an account designated by the Holder.

(c)                                  Rights and Remedies on Event of Default.  Upon the occurrence and during the continuation of an Event of Default, (i) the Holder shall have all rights and remedies specified herein with respect to an Event of Default and (ii) the rights and remedies specified in the Purchase Agreement shall be available for the benefit of the Holder.  Except as otherwise provided in any Transaction Document or with the written consent of Collateral Agent, the Holder agrees that it will not take any enforcement or collection action, accelerate the Obligations, or exercise any right that it might otherwise have under

Requirements of Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.  Notwithstanding the foregoing, however, the Holder may take action to preserve or enforce its rights against a Credit Party  where a deadline or limitation period is applicable that would, absent such action, bar enforcement of Obligations held by the Holder, including the filing of proofs of claim in an Insolvency Proceeding.

6.                                      Redemption. To the extent redemptions permitted or required by this Section 6 are deemed or determined by a court of competent jurisdiction to be prepayments of the Note by the Company, such redemptions shall be deemed to be voluntary prepayments.

(a)                                 Redemption Upon Event of Default.  At any time after the earlier of the Holder’s receipt of an Event of Default Notice and the Holder becoming aware of an Event of Default, and while such Event of Default is continuing, the Holder may require the Company to redeem all or any portion of this Note by delivering written notice thereof (the “Event of Default Redemption Notice”, and such redemption, an “Event of Default Redemption”) to the Company, which Event of Default Redemption Notice shall indicate the portion of this Note the Holder is electing to redeem.  Notwithstanding the foregoing, the Holder may not give an Event of Default Redemption Notice unless the Company has received from Collateral Agent a written notice stating that the Holder is entitled to give such notice.  Each portion of this Note subject to redemption by the Company pursuant to this Section 6(a) shall be redeemed by  the Company in cash at the Redemption Price, subject to Section 6(d).

(b)                                 Redemption Upon Fundamental Transaction.  The Company shall deliver written notice to the Holder upon the earlier of (i) ten (10) days prior to the consummation of a Fundamental Transaction, or (ii) subject to the receipt of an executed confidentiality agreement in customary form between the Company and the Holder, the public announcement of such Fundamental Transaction (a “Fundamental Transaction Notice”). To the extent the Holder has not exercised its Conversion Right, the Company must redeem this Note effective upon consummation of the Fundamental Transaction.  The portion of this Note subject to redemption pursuant to this Subsection 6(b) shall be redeemed by the Company in cash at the Redemption Price.

(c)                                  Redemption Upon Exercise by the Company.  Concurrently with providing the Corporation Redemption Notice specified in the Certificate of Designation of the Company, the Company shall provide written notice to the Holder that the Company has given such Corporation Redemption Notice (the “Company Preferred Redemption Notice”).  At any time following the Company Preferred Redemption Notice, the Required Lenders may from time to time require the Company to redeem all or any portion of the Notes by delivering written notice thereof (the “Holder Redemption Notice”) to the Company and the Holders, not less than ten (10) days prior to the effective date of such redemption.  All such redemptions must be pro rata to each holder of the Notes (including the Holder) based on the principal amount of the respective Notes outstanding.  The Holder Redemption Notice shall indicate the portion of this Note and the Other Notes the Required Lenders are electing to redeem and the effective date of such redemptions. The portion of this Note subject to redemption pursuant to this Subsection 6(c) shall be redeemed by the Company in cash at the Redemption Price.

(d)                                 Redemption by Other Holders.  Upon the Company’s receipt of an Event of Default Redemption Notice from any of the holders of the Other Notes (each, an “Other Redemption Notice”), the Company shall immediately, but no later than one (1) Business Day after its receipt thereof, forward to the Holder by facsimile a copy of such notice.  If the Company receives an Event of Default Redemption Notice and one or more Other Redemption Notices, during the period beginning on and including the date which is three (3) Business Days prior to the Company’s receipt of the Holder’s Event of Default Redemption Notice and ending on and including the date which is three (3) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice and the Company is

unable to redeem all principal, interest and other amounts designated in such Holder’s Event of Default Redemption Notice and such Other Redemption Notices received during such seven (7) Business Day period, then the Company shall redeem a pro rata amount from each holder of the Notes (including the Holder) based on the principal amount of the Notes submitted for redemption pursuant to such Holder’s Event of Default Redemption Notice and such Other Redemption Notices received by the Company during such seven (7) Business Day period.

(e)                                  Redemption Mechanics.  The Company shall deliver the applicable Redemption Price to the Holder within five (5) Business Days after the Company’s receipt of the Holder’s Event of Default Redemption Notice (such date, the “Event of Default Redemption Date”).  The Company shall deliver the applicable Redemption Price to the Holder concurrently with the consummation of such Fundamental Transaction  (such date, the “Fundamental Transaction Redemption Date”).   If the Holder has submitted a Holder Redemption Notice, the Company shall deliver the applicable redemption price pursuant to Subsection 6(c) on the applicable Redemption Date set forth in the Holder Redemption Notice.  In addition, in the event the Holder redeems all of the then outstanding principal amount of the Note, then the Company shall, within two (2) Business Days after the Redemption Date, pay to the Holder in immediately available funds all accrued and unpaid interest (including Interest, Default Interest and Penalty Interest) on the principal amount to be redeemed, at the Scheduled Cash Interest Rate, plus any unpaid Costs, in immediately available funds and the Holder shall deliver to the Company the original Note, marked cancelled.

(f)                                   Penalty Interest Rate.  In the event that the Company fails to pay the Redemption Price for any reason, then, beginning with the Redemption Date, a Penalty Rate shall apply.   The “Penalty Rate” shall initially be, in addition to the Default Rate, 2.5% per annum and shall increase by an additional 1% per annum on each three-month anniversary of the Redemption Date thereafter, with such 1% increases continuing until such time as the Company pays the Redemption Price (which, for the avoidance of doubt, must reflect the increased Redemption Price due to further accruing interest) (all such additional amounts of interest described in this Section 6(f), the “Penalty Interest”).  The Holder shall continue to have all rights associated with the Note until the later of the Redemption Date or payment of the Redemption Price.

7.                                      Affirmative Covenants.  As long as any principal amount of the Note is outstanding, each Credit Party shall:

(a)                                 maintain a system of accounting that enables the Credit Parties to maintain records pertaining to the Collateral that contain information as from time to time reasonably may be requested by Purchaser.  The Credit Parties also shall keep an inventory and equipment reporting system that shows all additions, sales, claims, returns and allowances with respect to the Inventory and Equipment;

(b)                                 provide the Holder with a reporting package covering the matters set forth in Schedule 7(b) as soon as reasonably practicable following the end of the applicable reporting period (and, in any event, (a) in the case of any monthly reporting requirements, (i) within sixty (60) days after the end of each month during calendar year 2015 and (ii) within thirty (30) days (or forty-five (45) days in the case of a month that is the last month in one of a fiscal quarter) after the end of each month during each calendar year after 2015, (b) in the case of any quarterly reporting requirements, within forty-five (45) days after the end of each quarter (or ninety (90) days in the case of the Company’s fourth fiscal quarter), and (c) in the case of any annual reporting requirements, within ninety (90) days after the end of each year.  In addition, each Credit Party agrees to use commercially reasonable means and methods to facilitate and implement a system of electronic collateral reporting in order to provide electronic reporting reasonably satisfactory to the Holder of each of the items set forth in Schedule 7(b);

(c)                                  deliver to Collateral Agent:

(1)                                 as and when delivered by the Company or any other Credit Party to any lender of other Indebtedness of any Credit Party:  (A) the schedules and reports, if any, required to be delivered under the terms of any other loan agreement or similar schedules or “Compliance Certificates”; and (B) projections, if any, required to be delivered under the terms of such loan agreement;

(2)                                 no later than five (5) Business Days (or such shorter period as the Collateral Agent may agree) prior to the effectiveness thereof, copies of substantially final drafts of any loan agreement in connection with any Indebtedness and any proposed amendment, supplement, waiver or other modification with respect thereto;

(3)                                 within two (2) Business Days following the date of the occurrence thereof, notice (A) that any or all of the obligations under any loan agreements with respect to any Indebtedness have been accelerated, (B) that any holder of other Indebtedness has given notice that any or all such obligations are to be accelerated or (C) of receipt of written notice of any default or breach under any other Indebtedness; and

(4)                                 to the extent not included in clauses (1) through (3) above, no later than the date that the same are delivered thereunder, copies of all agreements, documents or other instruments (including, without limitation, (A) audited and unaudited, pro forma and other financial statements, reports, forecasts, and projections, together with any required certifications thereon by independent public auditors or officers of the Company or any of its Subsidiaries or otherwise, (B) press releases, (C) statements or reports furnished to any other holder of the securities of the Credit Parties or any of their respective Subsidiaries, and (D) regular, periodic and special securities reports) that the Company or any of its Subsidiaries are required to provide pursuant to the terms of any Indebtedness.

(d)                                 cause each other Credit Party to deliver to the Holder (i) such other Credit Party’s annual financial statements (if not consolidated with the Company’s annual financial statement filed with its annual report on Form 10-KSB) at the time when the Company provides its audited financial statements to Purchaser and (ii) copies of all federal income Tax returns as soon as the same are available and in any event no later than thirty (30) days after the same are required to be filed by law;

(e)                                  (1) maintain and preserve all of its material properties which are necessary in the proper conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply at all times with the provisions of all leases to which it is a party as lessee, so as to prevent any loss or forfeiture thereof or thereunder) and (2) the Company shall, directly or indirectly, continue to own 100% of all the other Credit Parties;

(f)                                   (1) cause all assessments and Taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against the Credit Parties or any of their assets to be paid in full, before delinquency or before the expiration of any extension period except where (i) the amount, applicability, or validity thereof shall be diligently contested in good faith by appropriate proceedings and (ii) such Person shall have set aside on its books reserves which, in the good faith judgment of the board of directors of such Person, are adequate with respect thereto.  The Credit Parties shall make timely payment or deposit of all Tax payments and withholding Taxes required of it by applicable laws, and will, upon request, furnish the Holder with proof indicating that the applicable Credit Party has made such payments or deposits.  Upon request by Collateral Agent to the Company, the Credit Parties shall deliver satisfactory evidence of payment of applicable excise Taxes in each jurisdiction in which any Credit Party is required to pay any such excise Tax; and (2) promptly notify the Holder in writing upon receipt of notice of any material pending or threatened federal, state, local or foreign Tax audits or assessments relating to the income, properties or operations of the Credit Parties; and 3(A) pay all Transfer Taxes (together in each case with interest and penalties, if any) payable or determined to be payable in connection with (i) the execution and delivery of this Note, (ii) the issuance and sale of the Notes or (iii) the issuance of Shares upon exercise of the Conversion Right in the Notes and (B) hold harmless the Holder from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such Taxes;

(g)                                  [RESERVED];

(h)                                 pay when due all rents and other amounts payable under any material leases to which any Credit Party is a party;

(i)                                     (1) (A) except as permitted under this Note, preserve, renew and keep in full force and effect its corporate existence and (B) take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business, except, in the case of clause (B) above, to the extent that failure to do so could not reasonably be expected to result in a material liability; and (2) comply with all Contractual Obligations, Requirements of Law and orders of any Governmental Authority except to the extent that failure to comply therewith could not, individually or in the aggregate, reasonably be expected to result in a material liability;

(j)                                    cause each of the Benefit Plans of the Credit Parties to be operated in compliance with the terms of such Benefit Plan and Requirements of Law and shall pay and discharge promptly any liability imposed upon it or them pursuant to the provisions of such Benefit Plan and Requirements of Law; provided, however, that no Credit Party shall be required to pay any such liability if (i) the amount, applicability, or validity thereof shall be diligently contested in good faith by appropriate proceedings and (ii) such Person shall have set aside on its books reserves which, in the good faith judgment of the board of directors of such Person, are adequate with respect thereto;

(k)                                 pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all their material obligations of whatever nature, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Credit Parties; and

(l)                                     (1) keep proper books of record and account in which true, correct and complete entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities, and (2) permit Representatives of the Holder, at the Holder’s sole expense, to (A) visit and inspect any of its properties, and make abstracts from any of its books and records, at any reasonable time but no more frequently than once every calendar year and (B) to discuss the business, operations, properties and financial and other condition of the Credit Parties with officers and employees of such Credit Parties; provided, that the Credit Parties shall reimburse (i) for up to Five Thousand Dollars ($5,000) of expenses of all Holders of the Notes to carry out clauses (A) and (B) in each instance if no Default or Event of Default has occurred and is continuing, and (ii) for all the Holder’s Expenses if a Default or Event of Default has occurred and is continuing; provided further, that if a Default or Event of Default has occurred and is continuing, Representatives of the Holder shall be able to carry out clause (A) at any reasonable time.

(m)                             Within five (5) Business Days after the Morgan Stanley account located at 2800 Post Oak Blvd., Ste 1800, Houston, Texas (the “Morgan Stanley Account”) is no longer required to be maintained as restricted cash, transfer all funds in such account to a Securities Account for which Collateral Agent has received a Control Agreement satisfactory to it in respect of such Securities Account.

8.                                      Negative Covenants.  As long as any principal amount of the Note is outstanding, each Credit Party shall not, without the consent of the Required Lenders, directly or indirectly:

(a)                                 other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness for borrowed money of any kind;

(b)                                 except for compensation of executive officers and directors approved by the Compensation Committee of the Board of Directors, purchase, acquire or lease any property or services from, or sell, transfer or lease any property or services to, or engage in a transaction with, any Affiliate (as defined under the Exchange Act) of the Company or related persons of such Affiliate, or its Subsidiaries or otherwise enter into any transaction with any Affiliate of the Company that, in each case, would be required to be disclosed in any public filing with the SEC;

(c)                                  (i) enter into or engage in any business, either directly or indirectly, except for those businesses in which the Credit Parties are engaged on the Original Issue Date or that are reasonably related and ancillary thereto; (ii) take any action designed or intended to impair or limit in any material respect the ability of any Credit Party to conduct its business; or (iii) employ persons other than with respect to positions with responsibilities and duties directly related to the operations of the business in which the Credit Parties are engaged on the Original Issue Date or that are reasonably related and ancillary thereto if the fees and expenses payable to such persons exceed Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate in any fiscal year;

(d)                                 create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its Property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens;

(e)                                  (i) enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Equity Securities (other than between or among any other Credit Party or Credit Parties; provided, that (x) all assets of such Credit Parties remain pledged as collateral under the Security Agreement, (y) each Credit Party following such transaction is organized under the laws of a state of the United States and (z) any assets of such Credit Part(ies) will be located in the United States following any such transaction); (ii) liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), other than any liquidation, winding up, or dissolution in which all of the assets of the Credit Party immediately prior to such liquidation, winding up, or dissolution are distributed to any other Credit Party or Credit Parties; (iii) convey, sell, lease, license, assign, transfer, or otherwise dispose of, directly or indirectly (whether structured as a sale, lease, leaseback or otherwise), in one transaction or a series of transactions, any part of its assets (including but not limited to the Collateral) or businesses, whether by way of merger, consolidation, tender offer, exchange offer, liquidation, dissolution, joint venture, purchase, recapitalization or similar transaction or otherwise, other than Permitted Dispositions or conveyances, sales, leases, licenses, assignments, transfers, or other dispositions to any Credit Party or Credit Parties; (iv) cause, permit or suffer, directly or indirectly, any Change of Control Transaction;

(f)                                   change its name, FEIN, organizational structure, identity, or jurisdiction of organization or add any new fictitious name; provided, however, that a Credit Party may change its name upon at least ten (10) days’ prior written notice by the Company to Collateral Agent of such change and so long as, at the time of such written notification, such Credit Party provides any financing statements or other documents necessary to create and continue Collateral Agent’s Liens, with the priority required under the Loan Documents;

(g)                                  (i)  incur, assume, guarantee, be subject to or otherwise become in any way liable with respect to any Contingent Obligations except:  (A) by endorsement of instruments or items of payment for deposit to the account of the Credit Parties or which are transmitted or turned over to Collateral Agent, (B) any guarantee pursuant to the Transaction Documents and any indemnification obligation pursuant to the Enerpath Acquisition Agreement, (C) any warranties provided to customers in the Ordinary Course of Business in connection with the products or services of a Credit Party, or (D) assumption or guarantee by a Credit Party of the obligations or liabilities of another Credit Party (to the extent such obligations or liabilities of such other Credit Party are permitted hereunder) and (ii) without limiting the foregoing, permit any of its Affiliates to guarantee or otherwise become in any way liable with respect to any Indebtedness or Contingent Obligations secured by “margin stock” (within the meaning of Regulation U);

(h)                                 [RESERVED];

(i)                                     make any Restricted Payment, other than to comply with its Obligations under the Transaction Documents;

(j)                                    modify or change its method of accounting (other than as may be required to conform to GAAP) or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of the accounting records of the Credit Parties without said accounting firm or service bureau agreeing to provide Collateral Agent and the Holder information regarding the Collateral or the financial condition of the Credit Parties;

(k)                                 except for Permitted Investments, directly or indirectly, make or acquire any Investment, or incur any liabilities (including Contingent Obligations) for or in connection with any Investment; provided, however, that, except for Investments in deposit accounts established for the purpose of funding payroll and other compensation and benefits to employees, the Credit Parties shall not have Permitted Investments in deposit accounts or Securities Accounts in excess of One Hundred Thousand Dollars ($100,000) in the aggregate outstanding at any one time unless Collateral Agent and the applicable securities intermediary or bank have entered into Control Agreements or similar arrangements governing such Permitted Investments, as Collateral Agent reasonably requests, to perfect (and further establish) Collateral Agent’s Liens in such Permitted Investments.  Notwithstanding the foregoing, the foregoing provisions of this Subsection 8(k) shall not apply to any Securities Accounts of the Credit Parties established or maintained as of the Original Issue Date until the date that is thirty (30) days after the Original Issue Date (as such deadline may be extended by the Collateral Agent);

(l)                                     directly or indirectly purchase or otherwise acquire all or any substantial part of the business, assets or Equity Securities of any Person, other than (i) pursuant to the EnerPath Acquisition Agreement or (ii) as permitted under Subsection 8(m);

(m)                             form or acquire any Subsidiaries, unless (i) both before and after giving effect to such transaction, no Default or Event of Default has occurred or will occur, (ii) Collateral Agent shall have received from the Company ten (10) days’ prior written notice of such transaction; (iii)  Collateral Agent shall have consented, in writing, to the formation or acquisition of such Subsidiary, which consent shall not unreasonably be withheld so long as such event is otherwise in compliance with this Subsection 8(m); (iv) such Subsidiary executes the Joinder Agreement pursuant to the Purchase Agreement; (v) the Company owns directly or indirectly all of the Equity Securities of such newly formed or acquired Subsidiary (unless, with respect to such new Subsidiary, the Required Lenders have provided their written consent to the contrary); and (vi) the Equity Securities of such Subsidiary are pledged to Collateral Agent for the benefit of the Holder pursuant to the Security Documents;

(n)                                 form or acquire any interests in an Affiliate or any joint venture or partnership unless (i) Collateral Agent shall have received from the Credit Parties fifteen (15) days’ prior written notice of such transaction; and (ii) such transaction does not require the Credit Parties, individually or in the aggregate, to contribute, pay or otherwise incur liabilities (including, without limitation, any Indebtedness or Contingent Obligation), whether direct or indirect, in connection therewith, in excess of Five Hundred Thousand Dollars ($500,000) individually or One Million Dollars ($1,000,000) in the aggregate at any time outstanding;

(o)                                 directly or indirectly, pay any funds to or for the account of, extend credit to, make any Investment (whether by acquisition of equity or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any Property, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate (which, for purposes of this Subsection 8(o) shall include any employees, consultants, Executive Officers, directors, managers or holders of Equity Securities of the Company or such Subsidiary) except, (i) as expressly permitted with respect to Credit Parties pursuant to Sections 8(e) or 8(g), (ii) as described in clauses (ii) and (iv) of the definition of Permitted Indebtedness, and (iii) in the case of Affiliates who are not Credit Parties, arms’ length transactions in the Ordinary Course of Business;

(p)                                 relocate its chief executive office to a new location without the Company providing ten (10) days’ prior written notification thereof to Collateral Agent and so long as, at the time of such relocation, the Credit Parties, as applicable, provide any financing statements or other documents necessary to create and continue Collateral Agent’s Liens, which Liens shall be superior to all other Liens except Permitted Liens, and also provide to Collateral Agent a Collateral Access Agreement with respect to such new location.  Inventory and Equipment that is in the aggregate material to the Company shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party unless Collateral Agent has received an executed bailee letter from the applicable Person in form and substance reasonably satisfactory to Collateral Agent;

(q)                                 establish or maintain any Securities Account, except for Investments in deposit accounts established for the purpose of funding payroll and other compensation and benefits to employees, the Credit Parties shall not have Permitted Investments in deposit accounts or Securities Accounts in excess of One Hundred Thousand Dollars ($100,000), unless Collateral Agent shall have received a satisfactory Control Agreement in respect of such Securities Account.  The Credit Parties shall not transfer assets out of any Securities Account; provided, however, that, so long as no Default or Event of Default has occurred and is continuing or would result therefrom, the Credit Parties may use such assets (and the proceeds thereof), including to transfer to another Securities Account, to the extent not otherwise prohibited by this Note or any other Loan Document.  Notwithstanding the foregoing, the foregoing provisions of this Subsection 8(q) shall not apply to (i) Securities Accounts of the Credit Parties established or maintained as of the Original Issue Date until the date that is thirty (30) days after the Original Issue Date (as such deadline may be extended by the Collateral Agent) and (ii) the Morgan Stanley Account for so long as the amount on deposit therein does not exceed $500,000;

(r)                                    permit Consolidated Adjusted EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter to fall below the levels set for the below:

Fiscal Quarter	Minimum Consolidated Adjusted EBITDA (Trailing 4Qs)
Q2 2015	$2,900,000
Q3 2015	$4,150,000
Q4 2015	$5,763,000
Q1 2016	$6,276,000
Q2 2016	$6,738,000
Q3 2016	$7,416,000
Q4 2016	$8,000,000
Q1 2017	$8,276,000
Q2 2017	$8,738,000
Q3 2017	$9,416,000
Q4 2017	$10,000,000
Q1 2018	$10,000,000
Q2 2018	$10,000,000
Q3 2018	$10,000,000
Q4 2018	$10,000,000
Q1 2019	$10,000,000
Q2 2019	$10,000,000
Q3 2019	$10,000,000
Q4 2019	$10,000,000
Q1 2020	$10,000,000

(s)                                   [RESERVED];

(t)                                    [RESERVED];

(u)                                 make or commit to make Capital Expenditures, except for Capital Expenditures of the Credit Parties in the Ordinary Course of Business, in an aggregate amount for the Credit Parties not exceeding Three Million Five Hundred Thousand Dollars ($3,500,000) in any period of four (4) consecutive fiscal quarters of the Company (measured as at the end of each fiscal quarter of the Company with respect to the period of four (4) consecutive fiscal quarters ending on such date);

(v)                                 (i) make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness (other than Permitted Indebtedness), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating any Credit Party to make payments to such Derivatives Counterparty as a result of any change in market value of such Indebtedness other than the prepayment of Indebtedness incurred hereunder, (ii) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms (including, without limitation, the subordination terms) of any Indebtedness (excluding Permitted Indebtedness) (other than any such amendment, modification, waiver or other change which (A) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Credit Parties and (B) does not involve the payment of a consent fee), or (iii) amend or permit the amendment of its Governing Documents in any manner materially adverse to Collateral Agent or the Holder in their role as lenders to the Company;

(w)                               enter into any arrangement with any Person providing for the leasing by the Credit Parties of property which has been or is to be sold or transferred by the Credit Parties to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Credit Parties;

(x)                                 enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Credit Party to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the Obligations, other than (i) this Note and the other Transaction Documents and, (ii) any agreements governing any Permitted Indebtedness;

(y)                                 except pursuant to any credit documents in connection with Permitted Indebtedness, enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Credit Party to (i) make Restricted Payments in respect of any Equity Securities of such Credit Party held by, or pay or subordinate any Indebtedness owed to, the Credit Parties, (ii) make Investments in the Credit Parties or any other Subsidiary, (iii) transfer any of its assets to any other Credit Party or (iv) make any payment in connection herewith, except for such encumbrances or restrictions existing hereunder or by reason of (A) any restrictions existing under the Transaction Documents, and (B) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with an Asset Disposition by such Subsidiary;

(z)                                  change its fiscal year end to a date other than December 31;

(aa)                          [RESERVED];

(bb)                          use the proceeds of this Note for purchasing or carrying any “margin stock” (within the meaning of Regulation U) or for the purpose of purchasing, carrying or trading in any securities under such circumstances as to involve the Credit Parties in a violation of Regulation X or to involve any broker or dealer in the violation of Regulation T;

(cc)                            become an “investment company” or under the control of an “investment company” as such terms are defined in the Investment Company Act;

(dd)                          [RESERVED];

(ee)                            (i) extend credit to any Account Debtor in respect of sales or account receivables other than in the Ordinary Course of Business; (ii) permit receivables of the Credit Parties (calculated in accordance with GAAP consistent with the Company’s past practice and net of reserves made in accordance with GAAP) outstanding for more than ninety (90) days from the date of the invoice thereof to exceed twenty-five percent (25%) of the aggregate receivables of the Credit Parties; or (iii) permit payables of the Credit Parties (calculated in accordance with GAAP consistent with the Company’s past practice) outstanding for more than ninety (90) days from the date of the invoice thereof to exceed the greater of (A) twenty-five percent (25%) of the aggregate U.S. payables of the Credit Parties and (B) One Million Dollars ($1,000,000) in the aggregate; or

(ff)                              enter into any definitive agreement with respect to any of the foregoing.

9.                                      Maximum Lawful Rate of Interest.  The rate of interest payable under this Note shall in no event exceed the maximum rate permissible under applicable law.  If the rate of interest payable on this Note is ever reduced as a result of this Section 9 and at any time thereafter the maximum rate permitted under applicable law exceeds the rate of interest provided for in this Note, then the rate provided for in this Note shall be increased to the maximum rate provided for under applicable law for such period as is required so that the total amount of interest received by the Holder is that which would have been received by the Holder but for the operation of the first sentence of this Section.

10.                               Manner of Payment.  Payments of principal, interest and other amounts due under this Note shall be made no later than 12:00 p.m. (noon) (New York City time) on the date when due and in lawful money of the United States of America (by wire transfer in funds immediately available at the place of payment) to such account as the Holder may designate in writing to the Company.  Any payments received after 12:00 p.m. (noon) (New York City time) shall be deemed to have been received on the following Business Day.  Any payments due hereunder that are due on a day which is not a Business Day shall be payable on the following Business Day, and such extension of time shall be included in the computation of all amounts payable hereunder.

11.                               Security.  The obligations of the Company to the Holder, including, without limitation, those obligations existing under this Note or the Purchase Agreement, shall be secured by a perfected first priority lien granted to Collateral Agent for the benefit of the Holder, by the Company and the other Credit Parties in substantially all of their respective assets, including all equity held by either the Company or the other Credit Parties.  Notwithstanding the foregoing, the Company and the other Credit Parties shall be required to grant only a second priority lien and security interest in those assets subject to a first priority security interest of a lender providing Permitted Senior Indebtedness and, if requested by such lender, the Holders shall enter into a subordination agreement providing for both payment and lien subordination with such lender that is reasonably acceptable to such Holder; provided, that at such time as such lender no longer holds a first priority security interest in such assets, the Company and the other Credit Parties shall grant to the Holder a first priority lien and security interest in such assets.  Payment of all outstanding principal, interest and other amounts under this Note shall be subordinated only to Permitted Senior Indebtedness.  The Company hereby consents to the acceptance, release or substitution of any security for this Note.

12.                               Transfer.

(a)                                 The term “Holder” as used herein shall initially mean the Holder named in this Note and shall also include any transferee of this Note whose name has been recorded by the Company in the register for the registration and registration of transfers of this Note (the “Register”), which Register shall be maintained by Company at its principal executive office; provided, that, (i) Section 8.4 of the Purchase Agreement restricting certain transfers to competitors of the Company shall apply, mutatis mutandis, to transfers of all or any portion of this Note and (ii) notwithstanding anything to the contrary contained in this Note or the other Loan Documents, the Note representing any principal amount of this Note transferred after the Original Issue Date shall be automatically modified to remove the covenant set forth in Sections 8(c), 8(k), 8(l), 8(m) and 8(r) such that the covenant will no longer be enforceable against the Credit Parties.  Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b)                                 The name and address of the Holder, each transfer thereof and the name and address of each transferee shall be registered in the Register.  Prior to due presentment for registration of transfer, absent manifest error, the Person in whose name this Note is registered shall be deemed and treated as the owner and holder thereof for all purposes hereof.  Any transfer of this Note shall be effective only upon appropriate entries with respect thereto being made in the Register.

(c)                                  Subject to applicable law, the Holder may, at any time and from time to time without the consent of the Company, assign or transfer to one or more Persons all or any portion of this Note.  Upon surrender of this Note at the Company’s principal executive office for registration of any such assignment or transfer, accompanied by a duly executed instrument of transfer, the Company shall, at its expense and within three (3) Business Days of such surrender, execute and deliver one or more new notes of like tenor in the requested principal denominations and in the name of the assignee or assignees and bearing the legend set forth on the face of this Note, and this Note shall promptly be canceled.  If the entire outstanding principal balance of this Note is not being assigned, the Company shall issue to the Holder hereof, within three (3) Business Days of the date of surrender hereof, a new note which evidences the portion of such outstanding principal balance not being assigned.  If this Note is divided into one or more notes, is held at any time by more than one Holder, and any payments of principal of, premium on (if any), interest or other amounts on this Note are made that are not sufficient to pay the amounts then due hereunder, then such payments shall be made pro rata with respect to all such notes in accordance with the outstanding principal amounts thereof.

13.                               Persons Deemed Owners; Participations.

(a)                                 Prior to due presentment for registration of any assignment, the Company may treat the Person in whose name this Note is registered as the owner and the Holder of this Note for all purposes, and the Company shall not be affected by notice to the contrary.  Subject to the preceding sentence, the Holder may grant to any other Person participations from time to time in all or any part of this Note on such terms and conditions as may be determined by the Holder in its sole discretion, subject to applicable federal and state securities laws.  Notwithstanding anything to the contrary contained herein or otherwise, nothing in the Purchase Agreement, this Note or any other Transaction Document or otherwise shall confer upon the participant any rights in the Purchase Agreement or any other Transaction Document, and the Holder shall retain all rights with respect to the administration, waiver, amendment, collection and enforcement of, compliance with and consent to the terms and provisions of the Purchase Agreement, this Note or any other Transaction Document.

(b)                                 In addition, the Holder may, without the consent of the participant, give or withhold its consent or agreement to any amendments to or modifications of the Purchase Agreement, this Note or any other Transaction Document, waive any of the provisions hereof or thereof or exercise or refrain from exercising any other rights or remedies which the Holder may have under the Purchase Agreement, this Note or any other Transaction Document or otherwise.  Notwithstanding the foregoing, the Holder will not agree with the Company, without the prior written consent of the participant (which consent shall be given or affirmatively withheld not later than three (3) Business Days after the Holder’s written request therefor):  (i) to reduce the principal of or rate of interest on this Note or (ii) to postpone the date fixed for payment of principal of or interest on the indebtedness evidenced by this Note.  If the participant does not timely reply to the Holder’s request for such consent, then the participant shall be deemed to have provided its consent, and the Holder may take such action in its sole discretion.

14.                               Replacement of Note.  On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Note (and in the case of any such mutilation, on surrender and cancellation of this Note), the Company, at its expense, will promptly (and in no event later than five (5) days after such notice) execute and deliver, in lieu thereof, a new Note of like tenor as set forth in the Purchase Agreement.

15.                               Costs of Collection.  The Company agrees to pay all costs and expenses, including the fees and expenses of any attorneys, accountants and other experts retained by the Holder, which are reasonably expended or incurred by the Holder after the Closing in connection with (a) the enforcement of this Note or the collection of any sums due hereunder, whether or not suit is commenced; (b) any actions for declaratory relief in any way related to this Note; (c) the protection or preservation of any rights of the Holder under this Note; (d) any actions taken by the Holder in negotiating any amendment, waiver, consent or release of or under this Note; (e) any actions taken in reviewing the Company’s or any Credit Party’s financial affairs if a Default or an Event of Default has occurred and is continuing, including, without limitation, the following actions:  (i) inspecting the facilities of the Company and any other Credit Party or conducting audits or appraisals of the financial condition of the Company and any other Credit Party; (ii) having an accounting firm chosen by the Holder review the books and records of the Company and any other Credit Party and perform a thorough and complete examination thereof; and (iii) undertaking any other action that the Holder reasonably believes is necessary to assess accurately the financial condition and prospects of the Company and any other Credit Parties; (f) the Holder’s participation in any refinancing, restructuring, bankruptcy or insolvency proceeding involving the Company, any other Credit Party or any other Affiliate of the Company; (g) verifying, maintaining, or perfecting any security interest or other lien granted to the Holder in any collateral; (h) any effort by the Holder to protect, assemble, complete, collect, sell, liquidate or otherwise dispose of any collateral, including in connection with any action or proceeding; or (i) any refinancing or restructuring of this Note, including, without limitation, any restructuring in the nature of a “work out” or in any insolvency or bankruptcy proceeding (collectively, “Costs”).  All of these Costs shall be payable immediately by the Company when incurred by Holder, without demand, and until paid shall bear interest at the highest per annum rate applicable to any of the Obligations, but not in excess of the maximum rate permitted by law.

16.                               Extension of Time.  The Holder, at its option, may extend the time for payment of this Note, postpone the enforcement hereof, or grant any other indulgences without affecting or diminishing the Holder’s right to recourse against the Company, which right is expressly reserved.  The Company hereby consents to any and all renewals, replacements, and/or extensions of time for payment of this Note before, at, or after maturity.

17.                               Company’s Waivers.  The Company hereby waives presentment for payment, demand, protest, notice of protest and notice of dishonor hereof, and all other notices of any kind to which it may be entitled under applicable law or otherwise.  All payments under this Note shall be made without setoff, counterclaim or deduction of any kind.

18.                               Notations.  Before disposing of this Note or any portion thereof, the Holder may make a notation thereon (or on a schedule attached thereto) of the amount of all principal payments previously made by the Company with respect thereto.

19.                               Notices.  All notices, consents and other communications required or permitted by this Note shall be in writing and shall be (a) delivered to the appropriate address by hand, by nationally recognized overnight service or by courier service (costs prepaid), (b) sent by facsimile or e-mail, or (c) sent by registered or certified mail, return receipt requested, in each case to the addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated in the Purchase Agreement (or to such other address, facsimile number, e-mail address or person as a party may designate by notice to the other party).  All notices, consents, waivers and other communications shall be deemed have been duly given (as applicable):  if delivered by hand, when delivered by hand; if delivered by overnight service, when delivered by nationally recognized overnight service; if delivered by courier, when delivered by courier; if sent via registered or certified mail, five (5) Business Days after being deposited in the mail, postage prepaid; or if delivered by email or facsimile, when transmitted if transmitted without indication of delivery failure and prior to 5:00 p.m. local time for the recipient (and if on or after 5:00 p.m. local time for the recipient, then delivery will be deemed duly given at 9:00 a.m. local time for the recipient on the subsequent Business Day).

20.          Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICT OF LAW OR CHOICE OF LAW PRINCIPLES.

21.          Jurisdiction.  Any governmental, judicial or adversarial proceeding (public or private), litigation, suits, arbitration, disputes, demands, claims, actions, causes of action or investigations (collectively, “Proceedings”) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Note shall be brought in the U.S. District Court for the District of Delaware (or, if subject matter jurisdiction is unavailable, in the state courts of the State of Delaware), and each of the parties hereby consents to the exclusive jurisdiction of such court (and of the appropriate appellate courts) in any such Proceeding and waives any objection to venue laid therein.  Process in any such Proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware.  Without limiting the foregoing, the parties agree that service of process upon such party at the address referred to on the signature pages hereto together with written notice of such service to such party, shall be deemed effective service of process upon such party.  EACH OF THE CREDIT PARTIES AND THE HOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) ARISING OUT OF OR BASED UPON THIS NOTE.

22.          Further Assurances.  Each Credit Party shall from time to time execute and deliver, or cause to be executed and delivered, such additional instruments, certificates or documents, and take all such actions, as Collateral Agent or the Holder may reasonably request, for the purposes of implementing or effectuating the provisions of this Note and the other Loan Documents or more fully perfecting or renewing the rights of Collateral Agent or the Holder with respect to the Collateral (or with respect to any additions thereto or replacements or proceeds or products thereof or with respect to any other property or assets hereafter acquired by any Credit Party which may be deemed to be part of the Collateral) pursuant hereto or thereto.  Upon the exercise by Collateral Agent or the Holder of any power, right, privilege or remedy pursuant to this Note or any other Loan Document which requires any consent, approval, recording, qualification or authorization of any Governmental Authority, each Credit Party will execute and deliver, or will cause the execution and delivery of, all applications, certifications, instruments and other documents and papers that Collateral Agent  or the Holder may be required to obtain from such Credit Party for such governmental consent, approval, recording, qualification or authorization.  Without limiting the generality of this Section 22, each Credit Party shall perform each obligation required to be performed by such Credit Party under the Loan Documents to which it is a party.

23.          Severability.  If any one or more of the provisions contained in this Note, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions of this Note. The parties hereto further agree to replace such invalid, illegal or unenforceable provision of this Note with a valid, legal and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid, illegal or unenforceable provision.

24.          Amendment; Waiver.

(a)           Any amendment, supplement or modification of or to any provision of this Note, any waiver of any provision of this Note, and any consent to any departure by any party from the terms of any provision of this Note, shall be effective (i) only if it is made or given in writing and signed by the Required Lenders, on the one hand, and the Company, on the other hand, and (ii) only in the specific instance and for the specific purpose for which it is made or given, provided however that no amendment or waiver of this Note which disproportionately impairs this Note relative to the other Notes shall be effective without the prior written consent of the Holder.  No amendment, supplement or modification of or to any provision of this Note, or any waiver of any such provision or consent to any departure by any party from the terms of any such provision may be made orally. Except where notice is specifically required by this Note, no notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

(b)           No failure or delay on the part of the Required Lenders or the Holder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The remedies provided for in this Note are cumulative and are not exclusive of any remedies that may be available to the Required Lenders or the Holder at law, in equity or otherwise.

25.          Time of the Essence.  With regard to all dates and time periods set forth or referred to in this Note, time is of the essence.

26.          Interpretation.  The descriptive headings of this Note are for convenience of reference only, do not constitute a part of this Note and are not to be considered in construing or interpreting this Note.  All section, clause and party references are to this Note unless otherwise stated.  No party, nor its counsel, shall be deemed the drafter of this Note for purposes of construing the provisions of this Note, and all provisions of this Note shall be construed in accordance with their fair meaning, and not strictly for or against any party.  References to “Dollars” and “$” shall be to United States Dollars, unless otherwise specified.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Subordinated Secured Convertible Promissory Note is executed by the Company as of the date first above written.

LIME ENERGY CO.

By:	/s/ Adam Procell
Name: Adam Procell
Title: President

[Signature Page to Subordinated Secured Convertible Promissory Note]